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                                                                    EXHIBIT 8.1

                         [LETTERHEAD OF ROPES & GRAY]

                                                                  June 20, 1997

The Registry, Inc.
189 Wells Avenue
Newton, Massachusetts 02159

    Re: Merger Pursuant to the Agreement and Plan of Merger by and among The Registry, Inc. (the "Parent"), Rain Acquisition
        Corp. (the "Merger Sub"), and Renaissance Solutions, Inc.
        (the "Company")

Ladies and Gentlemen:

  You have requested our opinion concerning certain federal income tax consequences of the proposed merger (the "Merger") of Merger Sub, a Delaware corporation and wholly owned subsidiary of Parent, with and into the Company, a Delaware corporation. The Merger will occur pursuant to the Agreement and Plan of Merger dated as of May 19, 1997 (the "Merger Agreement") by and among the Company, Merger Sub and Parent, a Massachusetts corporation. This opinion is being delivered to you in connection with the filing with the Securities and Exchange Commission of a registration statement (the "Registration Statement") on Form S-4, which includes the Joint Proxy Statement of Parent and the Company and the Prospectus of Parent relating to the Merger (the "Joint Proxy Statement/Prospectus"). All capitalized terms used herein, unless otherwise specified, have the meanings set forth in the Merger Agreement.

  In acting as counsel to Parent in connection with the Merger, we have participated in the preparation of the Merger Agreement and the preparation and filing of the Registration Statement. In rendering our opinion, we have assumed with your consent that the Merger will be effected as described in the Registration Statement and in accordance with the Merger Agreement and the Delaware General Corporation Law. We have also assumed with your consent that the representations made to us by Parent and the Company in letters dated June 20, 1997 and by certain Company stockholders in section 1(e) of a Stockholder Agreement dated as of May 19, 1997 are true and accurate as of the date hereof and will remain true and accurate at the Effective Time and that no actions have been (or will be) taken which are inconsistent with such representations. We have also assumed that any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, we have assumed that there is in fact no such plan, intention, understanding or agreement.

  We have examined the documents referred to above and the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

  Our opinion is based on the Code, Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new administrative or judicial interpretations of the law or regulations, the opinion expressed herein may become inapplicable.
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  Subject to the foregoing and to the qualifications and limitations set forth herein, we are of the opinion that for federal income tax purposes the Merger will constitute a reorganization within the meaning of section 368(a) of the Code and no gain or loss will be recognized by the Company, Parent or Merger Sub as a result of the Merger.

  We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

  We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and to the use of our name in the section entitled "The Merger--Certain Federal Income Tax Consequences" of the Joint Proxy Statement/Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Ropes & Gray

                                          ROPES & GRAY

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